EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stac Software, Inc. of our report dated October 25, 1999 relating to the financial statements which appear in the annual report on Form 10-K for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP

San Diego, California
April 20, 2000